SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 4, 2013

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On November 4, 2013, Extra Space Storage Inc. issued a press release regarding certain of the acquisitions described below. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of Extra Space Storage Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01 OTHER EVENTS

The following sets forth certain recent developments for Extra Space Storage Inc.

Recent Developments

Pending Acquisitions

On October 30, 2013, we entered into a definitive purchase agreement to acquire a portfolio of 17 self-storage properties located in Virginia for an aggregate purchase price of approximately $200.0 million in cash. This portfolio consists of approximately 1.5 million square feet of net rentable space in approximately 14,000 units. As of September 30, 2013, approximately 90% of the net rentable space at these properties was occupied.

In addition, as previously announced, we have entered into definitive purchase agreements to acquire five additional properties located in Florida, Hawaii and Texas. These five properties contain an aggregate of approximately 402,000 square feet of net rentable space in approximately 4,160 units. In total, we have agreed to acquire these properties for an aggregate purchase price of approximately $50.4 million.

These acquisitions are subject to the completion of due diligence and the satisfaction of other closing conditions. We intend to close each of these acquisitions before the end of the first quarter of 2014; however, there can be no assurances that these conditions will be satisfied or that the acquisitions will close on the terms described herein, or at all.

Completed Acquisitions

As of November 4, 2013, we have consummated the acquisition of 35 of the 40 properties previously announced in our third quarter 2013 earnings release as being under contract, for a total purchase price of approximately $190.4 million. Of the 35 properties, we acquired 19 from the purchase of a joint-venture partner’s interest in an existing joint venture. These 35 properties are located in 12 states and contain an aggregate of approximately 2.6 million square feet of net rentable space in approximately 23,600 units.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit Number	Description of Exhibit

99.1	Press Release dated November 4, 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: November 4, 2013	By	/s/ P. Scott Stubbs
		Name:	P. Scott Stubbs
		Title:	Executive Vice President and Chief Financial Officer

3